UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2017

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 13, 2017, the Registrant announced Edward J. Siciliano’s departure from his position as Executive Vice President and Chief Operating Officer of Marlin Business Services Corp. (the “Company”).

(e) In connection with Mr. Siciliano’s departure, the Company and Mr. Siciliano have entered into a separation agreement and release, dated October 13, 2017 (the “Separation Agreement”). Under the Separation Agreement, Mr. Siciliano’s employment with the Company will terminate on October 13, 2017 (the “Separation Date”). The Separation Agreement clarifies that Mr. Siciliano’s departure on the Separation Date will be treated as a termination “without cause” or resignation “for good reason” for purposes of determining the severance benefits payable to Mr. Siciliano pursuant to Mr. Siciliano’s participation in the Company’s Severance Pay Plan for Senior Management (the “Plan”). All other material terms, including the amount of severance benefits payable under the Plan, remain unchanged. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Separation Agreement and Release dated as of October  13, 2017 between Marlin Business Services Corp. and Edward J. Siciliano.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP. (Registrant)

Date: October 13, 2017	/s/ Edward R. Dietz
Edward R. Dietz
Senior Vice President and General Counsel

INDEX TO EXHIBITS

10.1     Separation Agreement and Release dated as of October 13, 2017 between Marlin Business Services Corp. and Edward J. Siciliano.